Exhibit 10.3

June 24, 2026

REalloys Inc.

7280 W. Palmetto Park Rd., Suite 302N

Boca Raton, FL 33433

Re: REalloys Inc. – Offering of Common Shares

Dear Sirs and Madams:

This letter agreement (this “Lock-up Agreement”) is being delivered to you in connection with the proposed Securities Purchase Agreement (the “Securities Purchase Agreement”) to be entered into by and among REalloys Inc., a Nevada corporation (the “Company”), and each purchaser identified on the Securities Purchase Agreement (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”), relating to the proposed private placement of shares of common stock, par value $0.001 per share (the “Common Shares”) of the Company (the “Offering”).

Pursuant to Section 2.2(a)(iii) of the Securities Purchase Agreement, the undersigned agrees with the Company that, during the period beginning on the date hereof through and including the date that is the 45th day after the date of the Securities Purchase Agreement (the “Lock-up Period”), the undersigned will not, and will not cause or direct any of his, her or its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) to, without the prior written consent of the Company, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or announce the intention to otherwise dispose of, any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (“Related Securities”) owned by the undersigned, (ii) enter into, or announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, directly or indirectly, the economic risk of ownership of Common Shares or any Related Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in, or announce the intention to engage in, any short selling of Common Shares or Related Securities.

The restrictions set forth in the second paragraph of this Lock-up Agreement shall not apply to:

(i) any transfers made by the undersigned (a) as a bona fide gift or gifts, (b) to any member of the immediate family (as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family (as defined above) of the undersigned, (c) by will, other testamentary document or intestate succession upon the death of the undersigned, or (d) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement; provided that any transfers pursuant to clauses (a) through (d) shall be subject to the Disclosure Condition, the Lock-up Condition and the Value Condition; or

(ii) any conversion, exercise or exchange by the undersigned (whether or not on a “cashless” or “net” basis) of any Related Security issued by the Company, including any instrument issued or granted pursuant to any Exempt Issuance (as defined in the Securities Purchase Agreement), subject to the Disclosure Condition and provided that any Common Shares issued upon such conversion, exercise or exchange will be subject to the restrictions of this Lock-up Agreement.

For purposes of this Lock-up Agreement:

“Disclosure Condition” shall mean, with respect to any transfer, that no public announcement or filing is voluntarily made regarding such transfer during the Lock-up Period and, if a report under Section 16(a) of the Exchange Act reporting such transfer is required during the Lock-up Period, such report shall describe the nature and conditions of such transfer;

“Lock-up Condition” shall mean, with respect to any transfer, that the transferee executes and delivers to the Company, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Lock-up Agreement and otherwise satisfactory in form and substance to the Company;

“Value Condition,” shall mean, with respect to any transfer, that such transfer shall not involve a disposition for value.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Shares or Related Securities.

The undersigned further agrees that it will not, during the Lock-up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any Common Shares or Related Securities.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement and that this Lock-up Agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Lock-up Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Lock-up Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

This Lock-up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any copy so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If (i) the Company notifies the undersigned that it does not intend to proceed with the Offering; (ii) the Securities Purchase Agreement is not executed by June [●], 2026, or (iii) the Securities Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Shares to be sold thereunder, then this Lock-up Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Lock-up Agreement. The undersigned acknowledges and agrees that whether or not the Offering actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

[Name of Stockholder - Please Print]

Address:

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